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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT


The Board of Directors
OptiCare Health Systems, Inc.
87 Grandview Avenue
Waterbury, Connecticut



We consent to the incorporation by reference in OptiCare Health System, Inc's Registration Statement No. 333-34628 on Form S-8 of our report dated March 22, 2002 appearing in this Annual Report on Form 10-K of Opticare Health System, Inc. and subsidiaries for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP



Hartford, Connecticut
March 28, 2002